Exhibit 99.1

Name and Address of Reporting Person:	Thomas H. Lee Advisors, LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Issuer Name and Ticker or Trading Symbol:	Black Knight Financial Services, Inc. [BKFS]

Date of Earliest Transaction Required to be
Reported (Month/Day/Year):	May 18, 2017

Footnotes to Form 4

(1) This report is being filed by the following Reporting Persons:  Thomas H. Lee Advisors, LLC (“THL Advisors”), Thomas H. Lee Equity Fund VI, L.P. (“THL Equity VI”), Thomas H. Lee Parallel Fund VI, L.P. (“Parallel Fund VI”), Thomas H. Lee Parallel (DT) Fund VI, L.P. (“DT Fund VI”), THL Equity Fund VI Investors (BKFS), L.P. (“THL BKFS”), THL Equity Fund VI Investors (BKFS) II, L.P. (“THL BKFS II”), THL Equity Fund VI Investors (BKFS) III, L.P. (“THL BKFS III”), THL Coinvestment Partners, L.P. (“THL Coinvestment”), THL Operating Partners, L.P. (“THL Operating” and together with THL Advisors, THL Equity VI, Parallel Fund VI, DT Fund VI, THL BKFS, THL BKFS II, THL BKFS III and THL Coinvestment, the “THL Funds”). This Form 4 is being made in two parts and is also filed jointly with certain other persons in part two.  See Remarks.

(2) THL Advisors is the general partner of Thomas H. Lee Partners, L.P. (“THL Partners”), which in turn is the general partner of THL Coinvestment and the sole member of THL Equity Advisors VI, LLC (“THL Advisors VI”), which in turn is the general partner of the THL Equity VI, Parallel Fund VI, DT Fund VI, THL Operating, THL BKFS, THL BKFS II, and THL (BKFS) III. Solely for purposes of Section 16 of the Exchange Act, the THL Funds may be deemed directors by deputization.

(3) Each of THL Equity Fund VI Investors (BKFS-LM), LLC (“THL BKFS-LM”), THL Equity Fund VI Investors (BKFS-NB), LLC (“THL BKFS-NB”) converted 26,786 and 1,071 units, respectively, of Black Knight Financial Services, LLC into an equal number of shares of the Issuer’s Class A Common Stock (the “Conversion”). In connection with the Conversion, 26,786 and 1,071 shares of the Issuer’s Class B Common Stock beneficially owned by BKFS-LM and BKFS-NB, respectively, were automatically cancelled for no consideration.  Shares of Class B Common Stock do not have economic rights.

(4) Pursuant to the Amended and Restated Operating Agreement of Black Knight Financial Services, LLC, LLC units are exchangeable for shares of the Issuer’s Class A Common Stock on a one-for-one basis, may be converted at any time and have no expiration date.

(5) Represents shares of Class A Common Stock of the Issuer sold by the following entities: 201,022 shares held by THL Equity VI; 136,121 shares held by Parallel Fund VI; 23,778 shares held by DT Fund VI; 203,571 shares held by THL BKFS; 127,500 THL BKFS II; 21,429 shares held by THL BKFS III; 6,595 shares held by THL Coinvestment; 39 shares held by THL Operating; 26,786 shares held by THL BKFS-LM; 1,071 shares held by THL BKFS-NB; 1,046 shares held by Great-West Investors, L.P.; and 1,042 shares held by Putnam Investments Employees’ Securities Company III LLC.

(6) Represents shares of Class A Common Stock of the Issuer directly held by the following entities following the transaction: 9,401,018 shares held by THL Equity VI; 6,365,870 shares held by Parallel Fund VI; 1,111,989 shares held by DT Fund VI; 9,520,244 shares held by THL BKFS; 5,962,679 THL BKFS II; 1,002,131 shares held by THL BKFS III; 308,404 shares held by THL Coinvestment; 1,815 shares held by THL Operating; 1,252,664 shares held by THL BKFS-LM; 50,107 shares held by THL BKFS-NB; 48,916 shares held by Great-West Investors, L.P.; and 48,745 shares held by Putnam Investments Employees’ Securities Company III LLC.

(7) Each of the THL Funds disclaims beneficial ownership of the shares listed in this report, and this report shall not be deemed an admission that the reporting person is the beneficial owner of the securities for the purpose of Section 16 or for any other purpose, except to the extent of its pecuniary interest therein.

(8) See footnote 9 in form 2 of 2.

(9) See footnote 10 in form 2 of 2.